                                                                                                                                                                                                        Exhibit 10.4

IR EXECUTIVE DEFERRED COMPENSATION PLAN II

            WHEREAS, Ingersoll-Rand Company (the "Company") maintains the IR Executive Deferred Compensation Plan (the "EDCP") which was originally effective on January 1, 1997; and

            WHEREAS, the EDCP was last amended and restated in its entirety effective January 1, 2001 and was thereafter amended from time to time; and

            WHEREAS, the EDCP was frozen with respect to all deferrals to the extent such deferrals would otherwise be subject to Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"); and

            WHEREAS, the Company desires to provide for deferrals of amounts subject to Code Section 409A on substantially the same terms as those provided under the EDCP (to the extent such terms are not inconsistent with Code Section 409A);

            NOW, THEREFORE,the Board of Directors of the Company, acting through its Compensation Committee, hereby adopts this IR Executive Deferred Compensation Plan II (the "Plan"), effective as of January 1, 2005:

1.          Unless and until the Plan is amended, the terms of the Plan shall be those of the EDCP, which terms are hereby incorporated in their entirety by this reference (other than the second paragraph of Section 1 thereof), provided that nothing in Section 4.1 thereof shall preclude or invalidate any election that may otherwise be made pursuant to Q&A-21 of IRS Notice 2005-1

2.          Any amount that would otherwise have been deferred or credited under the EDCP but that cannot be so deferred or credited pursuant to the terms of the second paragraph of Section 1 of the EDCP shall be deferred or credited under the Plan.

3.          The Plan is intended to comply with the requirements of Code Section 409A, and, notwithstanding any other provision of the Plan to the contrary (including the provisions of Paragraph 1 above), the Plan shall be interpreted and administered in accordance with the terms of
             Code Section 409A and any regulations or other guidance issued thereunder.

 IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized representative on this 31st day of December, 2004.

                                                                                                                                    INGERSOLL-RAND COMPANY

                                                                                                                                    By: /s/ Timothy McLevish______________________
                                                                                                                                          Timothy McLevish
                                                                                                                                          Senior Vice President and Chief Financial Officer